Exhibit 5.1

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

March 28, 2006

International Securities Exchange, Inc.

60 Broad Street

New York, NY 10004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the automatic shelf registration statement on Form S-3 in the form being filed by you with the Securities and Exchange Commission (the “Registration Statement”) in connection with the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), of shares of your Class A common stock, par value $0.01 per share (the “Shares”).

As your legal counsel, we are familiar with the proceedings taken by you in connection with the proposed sale and issuance of the Shares and have examined such records and documents and certificates of public officials and of your representatives as we have deemed necessary to form a basis for the opinions expressed herein.

Based on and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations that we deem relevant, we are of the opinion that the Shares to be sold by you, when duly authorized in conformity with your Amended and Restated Certificate of Incorporation and issued and sold as contemplated in the Registration Statement or a supplement to the prospectus included in the Registration Statement to the purchasers thereof against payment of the consideration therefor duly approved by you (which should not be less than the par value of the Shares), will be validly issued, fully paid and nonassessable (assuming for purposes of this paragraph that you shall have a sufficient number of authorized and unissued Shares).

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

We express no opinion as to the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RWM/JHB